                                   EXHIBIT 5.1

                               ARTER & HADDEN LLP
                          925 Euclid Avenue, Suite 1100
                              Cleveland, Ohio 44115
                                Tel: 216-696-1100
                                Fax: 216-696-2645



                                November 3, 1998

Defiance, Inc.
1111 Chester Avenue, Suite 750
Cleveland, Ohio 44114-3516

Gentlemen:

         As counsel for Defiance, Inc., a Delaware corporation (the "Company"), we are familiar with the Registration Statement on Form S-8, referred to herein as the "Registration Statement", to be filed on or about November 3, 1998 by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, with respect to 500,000 shares of the Company's Common Stock, par value $.05 per share (the "Shares"), issuable pursuant to the Defiance, Inc. 1998 Stock Option Plan (the "Plan").

         In connection with the foregoing, we have examined (a) the Certificate of Incorporation and the Bylaws of the Company, each as amended to date, (b) the Plan, and (c) such records of the corporate proceedings of the Company and such other documents as we deemed necessary to render this opinion.

         Based upon such examination, we are of the opinion that the Shares have been duly authorized and when issued and delivered upon receipt of the consideration provided for under the Plan and in the manner contemplated by the Plan will be validly issued, fully paid, and nonassessable.

         We do not purport to be admitted to practice in the State of Delaware or to be experts in the law thereof, but we have examined such matters of Delaware law as we considered necessary to render the legal opinions above.

         We bring to your attention that our legal opinions are an expression of professional judgment and not a guarantee of a result. This opinion is rendered as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any changes or new developments that might affect any matters or opinions set forth herein.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to references to our firm included in or made a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of person whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion may not be relied upon by any person other than the addressee identified above.


                                                Very truly yours,

                                                /s/ ARTER & HADDEN LLP